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NS Group, Inc.       December 31, 2003        Form 10-K               Exhibit 21

                         SUBSIDIARIES OF NS GROUP, INC.
                               (all wholly-owned)

            Name                   State of Incorporation
----------------------------       ----------------------
Erlanger Tubular Corporation       Oklahoma
Koppel Steel Corporation           Pennsylvania
Newport Steel Corporation          Kentucky
Northern Kentucky Management       Kentucky